UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2018

NEONODE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Offices, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2018, Neonode Inc. entered into a purchase agreement (the “Share Purchase Agreement”) with investors as part of a private placement pursuant to which Neonode agreed to issue a total of 2,940,767 shares of Neonode common stock (the “Shares”) for an aggregate purchase price of $4.7 million in gross proceeds. The investors include entities affiliated with Neonode directors, Ulf Rosberg and Andreas Bunge, and members of management, including Chief Executive Officer Håkan Persson and Chief Financial Officer Lars Lindqvist.

A copy of the Share Purchase Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The foregoing summary of the Share Purchase Agreement is qualified in its entirety by reference to such document.

Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Shares were offered and have been issued pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering or pursuant to Regulation S.

Item 8.01.  Other Events.

On December 20, 2018, Neonode issued a press release announcing the private placement described in Item 1.01 and Item 3.02 of this Report.  A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of December 20, 2018
99.1	Press Release dated December 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: December 28, 2018	By:	/s/ Lars Lindqvist
		Name:	Lars Lindqvist
		Title:	Chief Financial Officer

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